Exhibit 99-B.10 – Consent of Ernst & Young LLP, Independent Registered Public Accounting
Firm

We consent to the reference to our firm under the caption “Independent Registered Public
Accounting Firm” and to the use of our report dated March 31, 2006 with respect to the statutory-
basis financial statements of ReliaStar Life Insurance Company as of December 31, 2005 and
2004 and for the years then ended, and to the use of our report dated March 22, 2006 with respect to the statements of assets and liabilities of Separate Account N of ReliaStar Life Insurance
Company as of December 31, 2005 and the related statements of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, incorporated by reference in Post-Effective Amendment No. 12 to the Registration
Statement (Form N-4 333-100208) and the related Prospectus and Statement of Additional
Information of Separate Account N of ReliaStar Life Insurance Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 19, 2006